Exhibit (a)(4)

FORM OF NOTICE OF WITHDRAWAL

IMAGE SENSING SYSTEMS, INC.

OPTION EXCHANGE PROGRAM

NOTICE OF WITHDRAWAL

Instructions:

If you previously elected to accept the offer to exchange of Image Sensing Systems, Inc. (“ISS”) described in the “Offer to Exchange Certain Outstanding Options to Purchase Common Stock for New Stock Option Grants” dated May 22, 2009 (the “offer to exchange”), and you want to change your election with respect to some or all of your eligible options, you must:

(1) COMPLETE THIS FORM, (2) SIGN AT THE BOTTOM, and (3) DELIVER IT TO GREGORY R. L. SMITH in person, via interoffice mail, by fax to (651) 603-7765, by e-mail (via PDF or similar imaged document file) to optionexchange@imagesensing.com, or by mail to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, as soon as possible, but in any event before 9:00 p.m., Central Time, on June 22, 2009.

YOU WILL RECEIVE A CONFIRMATION OF RECEIPT BY EMAIL FROM GREGORY R. L. SMITH PROMPTLY AFTER RECEIPT OF YOUR NOTICE OF WITHDRAWAL.

I previously received a copy of the offer to exchange and the election to participate. I signed and returned the Election to Participate in which I elected to accept ISS’ offer to exchange options. I now wish to change that election or withdraw my participation in the program and reject ISS’ offer to exchange. By signing this notice of withdrawal and delivering it to Gregory R. L. Smith:

☐	I am withdrawing my acceptance of ISS’ offer, and I am rejecting the offer to exchange all of my eligible options.

☐	I am withdrawing my acceptance of ISS’ offer, and I am rejecting the offer to exchange, ONLY with respect to the eligible options described in the table below. [PLEASE TYPE OR PRINT CLEARLY]

	Grant Number	Grant Date	Exercise Price	Number of Shares Subject to Eligible Options
☐
☐
☐
☐
☐
☐

IN ORDER TO REJECT ISS’ OFFER, I UNDERSTAND THAT I MUST SIGN AND DELIVER THIS NOTICE OF WITHDRAWAL TO GREGORY R. L. SMITH AS DESCRIBED ABOVE BEFORE 9:00 P.M., CENTRAL TIME, ON JUNE 22, 2009.

By rejecting ISS’ offer to exchange, I understand that I will not receive any new options under the option exchange program for those eligible options for which the offer has been rejected, and I will keep my current eligible options. These eligible options will continue to be governed by the Image Sensing Systems, Inc. 2005 Stock Incentive Plan and existing option agreements between ISS and me. I have completed and signed the following exactly as my name appears on my original election to participate.

Signature

Name Typed or Printed

Date